SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2005

GOLDEN PATRIOT, CORP.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0216152

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6906

Commission File Number: 000-33065

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The following information specifies forward-looking statements of  our management. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "could", "expect", estimate", "anticipate", "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. Actual  results may differ materially from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are extremely pleased to announce that we have entered into an option agreement to acquire 100% of the Lucky Boy Uranium Project in Gila County, Arizona from Handley Minerals Inc.  We  will earn 100% interest in the project in consideration of incurring $925,000 in exploration and development costs on the Luck Boy Project during a period of three years from the date of the exercise of the option.  We are also to pay property costs totaling $75,000 over three years.  Operations are expected to commence within the second quarter 2005.

The Lucky Boy Uranium Project consists of 14 BLM claims and an 80 acre State Lease contiguous to the claims.  The Lucky Boy Project is a past producer and was one of the first producing uranium mines in the state of Arizona.

The Lucky Boy Uranium Project is at the site of the old Lucky Boy mine.  The Lucky Boy mine, using heap leaching and ion exchange recovery, produced about 5,000,000 pounds of uranium ore in the 1950’s.

We have retained Ashworth Explorations (“Ashex”) to run the work program.  Ashex has been in business for over 25 years as a mineral exploration contractor.

We have granted Rodinia Minerals Inc. an option to back-in for a 40% of our interest in the Lucky Boy Project, after we have spent $500,000 on the project.

In the last two years, the contracted price at which energy companies purchase uranium has more than doubled, as stockpiles and scraps supplies have dried up.  On the demand side, more material will be needed to fuel a new wave of environment friendly nuclear power generators.  The rift between uranium mining and the needs of nuclear power plants has been stable for the last decade at around 40-45%. According to iNi data, between 1985 and 2003 commercial reserves of uranium in the world diminished by 50%.  Only 55% of the uranium consumed in 2003 had been mined that year. However, uranium reserve are being depleted with every passing year.

Conrad Clemiss, our president stated, “This project is a huge step forward for GPTC.  The company has been quiet in the past few months due to weather delays on the Dun Glen Prospect, but as the Lucky Boy Project commences operations and our other gold prospects get underway, this quarter will be a very active one for GPTC.  Considering that uranium prices are near 20 year highs, it could not be a better time for GPTC to get involved with this exciting prospect.”

We are actively engaged in the acquisition and exploration of high priority gold properties in northern Nevada. To date our holdings total 178 claims covering 2,935 acres.  With our team of highly skilled, experienced management and geologists, we are taking steps toward development.

To receive timely updates and information on any future developments as they occur please email us at info@goldenpatriotcorp.com.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PATRIOT, CORP.

/s/ Conrad Clemiss

__________________________________

Conrad Clemiss

President & Director

Date:         March 21, 2005